BUSINESS LEASE

      THIS AGREEMENT made this 1st day of April, 2000, between REMPROP INCORPORATED, Lessor, and Triple A Homes, Inc, Lessee;

      1. Leased Premises: The Lessor hereby leases to the Lessee the following described premises located in Pinellas county, Florida:

      1616 Gulf to Bay Blvd Suite D
      Clearwater, FL 33755

      2. Term: The initial term of the Lease shall be one (1) year. The term shall commence on the 1st day of April, 2000 and shall continue until the 31st day of March, 2001.

      3. Rent: The total rent over the term of this Lease shall be the sum of $4800.00, which sum Lessee agrees to pay in monthly installments of $400.00, plus applicable sales tax, each and every month during the term, payable in advance on the first day of the month, commencing on 4-1-2000. If Lessee is given possession of the leased premises for a portion of a month, the monthly rent shall be prorated. The rental payment shall be delinquent if not paid by the tenth (10th) day of each month. A $25.00 late charge is due if paid after the tenth. Should this Lease be extended pursuant to the terms and conditions of
Section 21 herein, the rental for each year subsequent to the initial period of this Lease shall be increased by an amount equal to x x x x (x x x%) x percent of the rent due for the immediately preceding year.

      4. Security Deposit: The Lessee has deposited with the Lessor the sum of $00 for security for the full performance by the Lessee of all of the terms, covenants and conditions of this Lease. Lessor shall have the right to apply any part of the security deposit to cure any default of the Lessee and, if such application is made, Lessee shall, within fifteen (15) days after receipt of demand therefor, deposit with Lessor the amount so applied in order to restore the security deposit to the original amount. Lessee should not be entitled to any interest on the security deposit amount. The security deposit shall be returned to the Lessee at the expiration of the lease term, including any extensions, less any sums required to enforce the terms of this Lease. In no event shall Lessee be entitled to apply this security deposit towards the rent due for the last month, or any other period, of the lease term

      5. Use of Premises: The premises are leased to the Lessee solely for the following purposes. Lessee shall not be entitled to make any other use of the premises without the prior written consent of the Lessor.

            Corporate Offices


                               Exhibit Number 6.3

      6. Utilities and Taxes: the Lessee shall pay all charges for all utilities including electricity, gas, heat, telephone or other communication services, sewer services, trash removal services and water.

      a. If the Lessee shall be in default as to any of these charges, the Lessor may cure such default on behalf of the Lessee, in which event the Lessee shall reimburse the Lessor for all sums paid to effect such cure together with interest at the rate of twelve (12% percent per annum and reasonable attorney's fees. In order to collect such reimbursement, the Lessor shall have all remedies available under this Lease for a default as set forth in Section 20.

      b. Lessor shall not be liable for damages to Lessee's businesss and/or inventory or for any other claim by Lessee resulting from an interruption in utility services.

      c. Lessee shall pay and hold the Lessor harmless from and on account of all claims for occupational licenses, personal property taxes or other obligations attributable to the operation of the Lessee's business on the premises.

      7. Observance of Laws and Ordinances: Lessee agrees to observe, comply with and execute promptly at its expense during the term hereof, all laws, rules, requirements, orders, directives, codes, ordinances and regulations of governmental authorities and agencies whether federal, state, city, county, municipal or other, and of insurance carriers or rating organizations which relate to its use or occupancy of the demised premises. In addition, the Lessee agrees to abide by all Rules and Regulations promulgated from time to time by the Lessor for the demised premises.

      8. Assignment and Subletting: The Lessee shall not assign this Lease nor sublet the demised premises, in whole or in part, without the prior written consent of the Lessor. If, with consent of Lessor, this Lease is assigned or the demised premises or any part thereof are sublet or occupied by any person other than Lessee, Lessor may, after default by Lessee, collect rent from the assignee, sub-tenant or occupant and apply the net amount collected to the rent therein reserved, but no such assignment, subletting, occupancy or collection shall be deemed to relieve Lessee of any of its obligations hereunder nor be deemed a waiver of this covenant of the acceptance of the assignee, sub-tenant or occupant as tenant, or a release of Lessee from the further performance of the terms of this Lease. The consent by Lessor to an assignment or subletting shall not in any way be construed to relieve Lessee or any other tenant or occupant of the demised premises from obtaining the express written consent of Lessor to any further assignment or subletting.

      Lessor shall have the right to assign this Lease without the consent of Lessee and thereafter Lessor shall have no liability hereunder.

      9. Lessor's Property: Any improvement, alteration, or addition to the leased property, or any part thereof, and any replacement or installation of fixtures shall become a part of the realty which shall at once become the absolute property of the Lessor without payment of any kind therefor.

      10. Risk of Loss: All personal property placed or moved into the premises shall be at the risk of the Lessee or owner thereof. The Lessor shall not be responsible or liable to the Lessee for any loss or damage that may be occasioned by or through the act or omission of persons occupying adjoining premises or any part of the premises adjacent to or connected with the premises hereby leased or any part of the building of which the leased premises are a part for any loss or damage resulting to the Lessee or its property from any cause including, without limitations, loss or damage from bursting, stopped up or leaking water, gas, sewer or steam pipes unless the same is due to the negligence of the Lessor, its agents, servants or employees.

      11. Right of Entry: The Lessor and its representatives may enter the demised premises at any reasonable time without notice for the purpose of inspecting the premises; making repairs, additions or alterations; performing any work which the Lessor elects to undertake made necessary by reason of the Lessee's default under the terms of this Lease; exhibiting the demised premises for sale, lease or mortgage financing; or posting notices of nonresponsibility under any mechanics lien law.

      12. Surrender Upon Termination: Upon termination of this Lease, the Lessee shall surrender the leased property in good order and repair, except for reasonable wear and tear. The Lessee shall repair and restore, and save the lessor harmless, from all damages to the leased property caused by the Lessee or any person or persons in the employ of or under the control of the Lessee. Lessee shall remove all property of Lessee and failing to do so, the said property to be removed at the expense of Lessee. Lessee's obligations to observe and perform this covenant shall survive the termination of this Lease.

            13. Maintenance:

            a. The Lessor shall keep and maintain the foundation, outer walls, roof and buried conduits of the premises in good repair, except that the Lessee shall make any such repairs occasioned by the negligence of Lessee, its agent, express or implied invitees, or employees.

            b. The Lessee, at its sole expense, shall keep and maintain the demised premises, as now or hereafter constituted with all improvements made thereto, including glass, (reasonable wear and tear excepted), and shall make all repairs, replacements and renewals, whether ordinary or extraordinary, seen or unforeseen, including all structural repairs to the interior necessary to maintain the demised premies.

            c. Lessee shall be responsible for the operation, upkeep, repair and replacement of the air-conditioning and heating system and plumbing, except where the repair or replacements are covered under a warranty running in favor of the Lessor.

            d. If Lessee fails to repair property as required hereunder to the reasonable satisfaction of Lessor as soon as it is reasonably possible, after written request, Lessor shall hereby have the right to enter the leased premises as is necessary to effect repairs and to make such repairs at Lessee's expense, without liability for any loss or damage that may accrue to Lessee's merchandise, fixtures or other property or to Lessee's business by reason thereof. Upon completion of such repairs, Lessee shall pay as additional rent Lessor's costs for making such repairs within ten (10) days of presentation of the bill therefor by Lessor, which shall be conclusive evidence of the amount of such costs. Lessee's failure to make such repayment shall constitute a default under the terms of this Lease. Nothing herein shall imply any duty upon the part of the Lessor to do any such work and performance of such work by the Lessor shall not constitute a waiver of the Lessee's failure to have performed such work.

            e. Lessee shall indemnify and hold Lessor harmless from and against any an all costs, expenses, claims losses, damages, fines or penalties, including reasonable attorney's fees, because of or due to Lessee's failure to comply with any of the provisions of this Lease, including Lessee's duty to repair. Lessee shall not call upon Lessor for any disbursement or outlay of money whatsoever in connection with such repairs and hereby expressly releases and discharges Lessor of an from any liability or responsibility whatsoever in connection therewith, including any repairs made by Lessor pursuant to the terms of Subsection (d) above.

            14, Liability Insurance: Lessee agrees to indemnify and save the Lessor harmless from and against any and all claims, demands, damages, costs and expenses, including reasonable attorney's fees for the defense thereof, for damages or injuries to goods, wares, merchandise and property, and for any personal injury or loss of life in, upon or about the demised premises.

            a. The Lessee agrees to provide on or before the commencement date of the term herein and keep in force during the term of this Lease, a comprehensive liability policy of insurance, insuring the Lessor and Lessee against any liability whatsoever occasioned by accident or occurrence on or about the demised premises or any appurtenances thereto. Such policy shall be written by an insurance company with a best rating of AAA, in the amount of One Hundred thousand Dollars ($100,000.00) in respect of any one (1) person, and in the amount of Three Hundred thousand dollars $300,000.00) in respect of any one (1) accident and One Hundred thousand Dollars ($100,000.00) for property damage. Said policy shall contain an undertaking by the insurer to give Lessor not less than ten
      (10) days written notice of any cancellation or change in scope of amount of coverage of such policy. Certificates of insurance for all applicable coverages hereinabove stated, together with evidence of payment therefore, shall be delivered to Lessor upon request. Lessee shall renew said policies not less than thirty (30) days prior to the expiration date thereof from time to time, and furnish said certificates and receipted invoices of payment therefore to Lessor. If Lessee fails to comply with this requirement, Lessor may obtain such insurance and keep same in effect and Lessee shall pay Lessor the cost thereof upon demand as additional rent.

            b. The Lessee shall comply with all safety engineering recommendations and requirements due to city, county, state or insurance company regulations that might affect the insurability in any manner of the Lessor or any Lessee in the premises.

            15. Fire Insurance and Destruction of Demised Premises:

            a. In the event the demised premises are partially damaged by fire or other casualty, the damages shall be repaired by, and at the expense of, the Lessor. The rent shall be equitbly apportioned for the duration of such repairs in proportion to the extent to which the premises are tenantable by the Lessee. Notwithstanding the foregoing provisions, in the event the demised premises shall be damaged by fire or other casualty due to the fault or neglect of the Lessee or persons in the employ or control of the lessee, then, without prejudice to any rights or remedies of the Lessor, the damage shall be repaired by the Lessor, but there shall be no apportionment or abatement of any rent.

            b. If the premises are totally damaged by fire or other casualty, rent shall abate until restoration or rebuilding has been completed by Lessor; provided, that Lessor hereby retains the right to elect not to restore or rebuild the demised premises and in such event Lessor may, within ninety (90) days after such fire or other cause, give Lessee a notice in writing of such decision and thereupon the term of this Lease shall expire by lapse of time upon the third (3rd) day after such notice is given and Lessee shall vacate the demised premises and surrender the same to Lessor.

            16. Waiver of Subrogation: Lessee releases and waives any claim or right of recovery against Lessor, its agents, subsidiaries and affiliated corporations for any loss resulting from causes covered by insurance and shall procure a waiver of subrogation on the part of the insurer against Lessor by an endorsement to all insurance policies whereby the insurer recognizes that the insured has waived any right of recovery from Lessor, its agents, subsidiaries and affiliated corporations. A copy of such endorsement shall be deposited with Lessor.

            17. Subordination: this Lease and the rights of the Lessee hereunder are hereby made subject and subordinate to all bona fide mortgages now or hereafter placed upon the said premises by the Lessor or any other owner, provided however, that such mortgages will not cover the equipment and furniture or furnishings on the premises owned by the Lessee. The Lessee hereby further agrees to execute any instrument of subordination as may be requested by Lessor.

            18. Condemnation: If the demised premises, or any part thereof, is taken by eminent domain, this Lease shall expire on the date when the demised premises shall be so taken and the rent shall be apportioned as of that date. No part of any award shall belong to the Lessee.

            19. Bankruptcy/Insolvency: Lessee agrees that, if the estate created hereby shall be taken upon execution, attachment, or any other process of law, or if the Lessee shall be adjudged a bankrupt or insolvent, or any receiver or trustee be appointed for the business and property of the Lessee, or if Lessee makes any assignment of the Lessee's property for the benefit of creditors, or if Lessee shall file a voluntary petition in bankruptcy or apply for reorganization or any extension agreement with its creditors under the bankruptcy or other federal or state law now in force or hereafter enacted and any such execution, attachment, order, assignment, or action be not vacated or set aside within thirty (30) days thereafter, then Lessor may, if it so elects, upon ten (10) days written notice to Lessee, terminate this Lease, or Lessor, at Lessor's option shall have the right to pursue such other remedies as may be allowed at law or in equity against the Lessee, and any and all other parties who may be liable. In addition to other remedies there shall be no refund of prepaid rental or security deposit upon termination of the Lease under the terms of this Section and any such amount shall be retained by Lessor as liquidated damages.

            20. Default If Lessee defaults in the prompt performance of the terms, covenants, and conditions of this Lease, including without limitation abandonment or vacation of the premises or failure to pay rent, Lessor may:

            a. Immediately enter on the leased premises and repossess the same as of its former estate, and expel Lessee and those claiming under Lessee, and remove their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant.

            Should Lessor elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the premises, and relet said premises or any part thereof for such term and at such rental and terms as Lessor may deem advisable. Upon each such reletting, all rentals received by Lessor from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. No such re-entry or taking possession of said premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Lessee. Notwithstanding any such reletting without termination, lessor may at any time thereafter elect to terminate this Lease for such previous breach. Should Lessor at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Lessee all damages it my incur by reason of such breach, including the cost of recovering the leased premises, reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the mount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the elapsed premises for the remainder of the stated term. In case suit shall be brought for recovery of possession of the leased premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Lessee to be kept or performed, and a breach shall be established, Lessee shall pay to Lessor all expenses incurred therefor, including a reasonable attorney's fee; or

            b. All rental payments, including future rent payments, shall become immediately due and payable, at the option of the Lessor, and the Lessor, at his option, shall have the right at any time thereafter to re-enter said premises and may recover possession thereof without demand for rent or re-entry, and in such event the Lessee agrees to peaceably deliver possession of said premises to the Lessor. The Lessor shall have all the rights and remedies afforded to him by the laws of the State of Florida in order to recover possession of the premises or in the collection of the rentals or both at their option.

            Should the Lessee default in the payment of any rentals reserved, or fail to perform any of the covenants or conditions in this Lease, he agrees to pay the Lessor all damage sustained by said Lessor by reason of the Lessee's breach, including the expenses of repossession of the premises, together with all costs and a reasonable attorney's fee if it becomes necessary to employ an attorney for the purpose of enforcing the rights of the Lessor hereunder, whether suit be brought or not.

            Lessee hereby expressly waives service of any notice of intention to re-enter. Lessee hereby waives any and all right to recover or regain possession of the demised premises or to reinstate or redeem this Lease as is permitted or provided by or under any statute, law or decision now or hereafter in force and effect.

            21. Extended Term: Upon the expiration of the original lease term, and so long as Lessee is not in default hereunder, Lessee shall have the option to extend the initial term of this Lease for ______________. Lessee shall exercise this option(s) by giving Lessor written notice not later than ninety (90) days prior to the expiration of the existing term. Any such extension period shall begin upon the expiration of the immediately preceding term. The terms and conditions of this Lease shall apply during any extended term and Lessee shall pay increased rental for the extended term as provided in Section 3.

            22. Entire Agreement: This memorandum constitutes the entire agreement between the parties. Any supplemental memoranda or modification must be in writing and signed by the parties hereto.

            23. Attorney's Fees: In connection with the enforcement of the Lessor's rights hereunder, warranties contained herein or the performance required herein in the event of litigation, judicial or quasi-judicial process, the Lessor shall be entitled to payment of all costs and attorney's fees, whether incurred in or out of court, on appeal, in negotiation, arbitration, in bankruptcy court or otherwise.

            24. Miscellaneous:

            a. Except as otherwise provided herein, all provisions of this Lease shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors and assigns.

            b. It is understood and agreed between the parties hereto that time is of the essence of this contract and this applies to all terms and conditions herein.

            c. It is understood and agreed between the parties hereto that written notice mailed or delivered to the premises leased hereunder shall constitute sufficient notice to the Lessee and written notice mailed or delivered to the office of the Lessor shall constitute sufficient notice to the Lessor, to comply with the terms of this Lease.

            d. The rights of the lessor under the foregoing shall be cumulative, and failure on the part of the Lessor to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights.

            e. It is understood and agreed that any signs or advertising to be used, including awnings, in connection with the premises hereunder shall be first submitted to the Lessor for approval; by demand the removal of signs which are not so approved and Lessee's failure to comply with said request within forty-eight (48) hours shall constitute a default hereunder. In addition to any of Lessor's rights hereunder in the event of such a default, Lessor may cause the sign to be removed and the building repaired at the sole expense of Lessee and said amount shall constitute additional rental hereunder. At the termination of this Lease, Lessee will remove all signs placed by it upon the demised premises and will repair any damage caused by such removal.

            f. It is understood and agreed that the Lessee shall under no circumstances be entitled to use space other than within the interior of the demised premises for the storage of personal property.

            g. Parking will be provided Lessee in accordance with the site plan.

            h. Lessor and lessee do each hereby respectively represent to the other that it has the capacity and authority to enter into this Lease Agreement.

            i. This Lease shall be construed, interpreted and governed according to the laws of the State of Florida.

            j. Words of any gender used in this Lease shall be held to include any other gender and words in the singular number shall be held to include the plural and vice versa, when the context requires.

            IN WITNESS WHEREOF, the parties have executed this Lease Agreement the day and year first above written.

                                       REMPROP INCORPORATED
      Signed in the presence of:

      /s/ Cheryl L. Crim               By: /s/Richard E. Metz, President (Title)
      ------------------------------      --------------------------------------


                                       TRIPLE A HOMES, INC.
      As to Lessor

      /s/ Cheryl L. Crim               By: /s/ Richard E. Metz,  President
      ------------------------------      --------------------------------------